Amendment No. 1

to

Amended and Restated Administration Agreement

This Amendment No. 1 to the Amended and Restated Administration Agreement (the “Amendment”), dated as of September 20, 2022 (“Effective Date”), is being entered into by and between each registered investment company listed on Appendix A annexed hereto (each, a “Company”), on behalf of itself and each of its series, if any, designated opposite its name on Appendix A annexed hereto from time to time, and Amundi Asset Management US, Inc. (formerly Amundi Pioneer Asset Management, Inc.) (the “Administrator”).

Background

Pursuant to the Amended and Restated Administration Agreement, dated as of July 1, 2008, amended and restated as of November 1, 2009, and further amended and restated as of August 1, 2014, November 9, 2015 and February 1, 2017, as amended (as so amended, the “Administration Agreement”), by and between each Company and the Administrator, each Company has engaged the Administrator to provide certain administrative services to the Company and, if applicable, each of its series.

Each Company and the Administrator hereby agrees to amend the Administration Agreement as set forth in this Amendment.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to the statements set forth above and as follows:

1. Amendment of the Administration Agreement. The Administration Agreement is hereby amended as follows:

(a) the phrase “, each a Delaware statutory trust,” where it appears in the preamble of the Administration Agreement is deleted;

(b) (i) each reference to a “Trust” or “Trusts” in the Administration Agreement is replaced by a reference to a “Company” or “Companies”, respectively and (ii) each reference to a “Trustee” or “Trustees” in the Administration Agreement is replaced with a reference to a “Trustee/Director” or “Trustees/Directors”;

(c) (i) the reference to “Amundi Pioneer Asset Management, Inc.” in the preamble of the Administration Agreement is replaced with a reference to “Amundi Asset Management US, Inc.”, (ii) the reference to “Pioneer Investment Management USA Inc.” in Section 7(b) of the Administration Agreement is replaced with a reference to “Amundi US, Inc.” and (iii) the reference to Pioneer Funds Distributor, Inc. in Section 7(b) of the Administration Agreement is replaced with a reference to “Amundi Distributor US, Inc.”;

(d) (i) the reference to “Brown Brothers Harriman & Co. (“BBH”)” in the preamble of the Administration Agreement is replaced with a reference to “The Bank of New York Mellon (“BNYM”)”, (ii) each reference to “BBH” where it appears in the Administration Agreement is replaced with a reference to “BNYM” and (iii) each reference to the “BBH Agreement” where it appears in the Administration Agreement is replaced with a reference to the “BNYM Agreement”;

(e) The phrase “under each Trust’s Declaration of Trust” where it appears in the last sentence of Section 14 of the Administration Agreement is deleted and replaced with the phrase “of each Company”.

(f) Appendix A to the Administration Agreement is hereby amended by deleting such Appendix in its entirety, and replacing it with the Appendix A annexed hereto.

2. Remainder of Administration Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Administration Agreement shall remain in full force and effect.

3. Governing Law. This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

4. Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter herein, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5. Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

The undersigned officer of the Companies has executed this Amendment not individually, but as an officer of each Company. The obligations under this Amendment are not binding on the Trustees, officers or shareholders of a Company individually.

[Remainder Of Page Intentionally Blank—Signatures Appear On Following Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Amended and Restated Administration Agreement to be executed as of the Effective Date by its duly authorized representative indicated below.

The Pioneer Funds Listed on Appendix A, on behalf of the series named therein

By:	/s/ Lisa M. Jones
Name:	Lisa M. Jones
Title:	President

Amundi Asset Management US, Inc.

By:	/s/ Gregg M. Dooling
Name:	Gregg M. Dooling
Title:	Chief Financial Officer

Appendix A

Pioneer Asset Allocation Trust:	Pioneer Series Trust VI:

Pioneer Solutions – Balanced Fund	Pioneer Floating Rate Fund

Pioneer Bond Fund	Pioneer Flexible Opportunities Fund

Pioneer Core Trust I:	Pioneer Series Trust VII:

Pioneer High Income Municipal Portfolio	Pioneer Global High Yield Fund

Pioneer Diversified High Income Fund, Inc.	Pioneer CAT Bond Fund

Pioneer Equity Income Fund	Pioneer Series Trust VIII:

Pioneer Floating Rate Fund, Inc.	Pioneer International Equity Fund

Pioneer Fund	Pioneer Series Trust X:

Pioneer High Income Fund, Inc.	Pioneer Corporate High Yield Fund

Pioneer High Yield Fund	Pioneer Fundamental Growth Fund

Pioneer ILS Interval Fund	Pioneer Multi-Asset Ultrashort Income Fund

Pioneer ILS Bridge Fund	Pioneer Series Trust XI:

Pioneer Mid Cap Value Fund	Pioneer Core Equity Fund

Pioneer Money Market Trust:	Pioneer Series Trust XII:

Pioneer U.S. Government Money Market Fund	Pioneer Disciplined Growth Fund

Pioneer Multi-Asset Income Trust	Pioneer MAP – High Income Municipal Fund

Pioneer Municipal High Income Fund, Inc.	Pioneer Short Term Income Fund

Pioneer Municipal High Income Advantage Fund, Inc.	Pioneer Series Trust XIV:

Pioneer Municipal High Income Opportunities Fund, Inc.	Pioneer Emerging Markets Equity Fund

Pioneer Real Estate Shares	Pioneer Global Sustainable Growth Fund

Pioneer Series Trust II:	Pioneer Global Sustainable Value Fund

Pioneer AMT-Free Municipal Fund	Pioneer Intrinsic Value Fund

Pioneer Select Mid Cap Growth Fund	Pioneer Strategic Income Fund

Pioneer Series Trust III:	Pioneer Variable Contracts Trust:

Pioneer Disciplined Value Fund	Pioneer Bond VCT Portfolio

Pioneer Series Trust IV:	Pioneer Equity Income VCT Portfolio

Amundi Climate Transition Core Bond Fund	Pioneer Fund VCT Portfolio

Pioneer Balanced ESG Fund	Pioneer High Yield VCT Portfolio

Pioneer Multi-Asset Income Fund	Pioneer Mid Cap Value VCT Portfolio

Pioneer Securitized Income Fund	Pioneer Real Estate Shares VCT Portfolio

Pioneer Series Trust V:	Pioneer Select Mid Cap Growth VCT Portfolio

Pioneer Global Sustainable Equity Fund	Pioneer Strategic Income VCT Portfolio

Pioneer High Income Municipal Fund